UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2002

Genetronics Biomedical Corporation

(Exact name of registrant as specified in charter)

Delaware	0-29608	33-0969592

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11199 Sorrento Valley Road, San Diego California	92121-1334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 597-6006

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 7, 2002, Genetronics Biomedical Corporation issued a press release related to the closing of a private placement of special warrants. The first group of special warrants were sold at a price of $0.42 per special warrant and the second group of special warrants were sold at a price of $0.47 per share. The sale of special warrants yielded gross proceeds of $4,300,000. Exhibit 99.1 is the press release issued to announce the closing of the sale of the special warrants.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press release issued June 7, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

By:	/s/ Avtar Dhillon

Avtar Dhillon, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued June 7, 2002